Exhibit 99.1

CHARLES & COLVARD REPORTS THIRD QUARTER 2016
FINANCIAL RESULTS

- Marketing Transformation and Channel Expansion Underway -

- New Product Offerings and Online Shopping Experience Launched -
- Conference Call to Be Held Today at 4:30 PM EDT -

RESEARCH TRIANGLE PARK, NC – November 3, 2016 – Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of created moissanite, reports financial results for the third quarter ended September 30, 2016. Continuing operations for the quarter and prior periods do not include the results of Charles & Colvard Direct, LLC (dba Lulu Avenue®), which are now being reported as a discontinued operation following the sale of certain assets on March 4, 2016 to Yanbal USA, Inc.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “The transformation of Charles & Colvard is well underway with significant recent accomplishments as we execute on our marketing and distribution strategies. We launched our consolidated and upgraded web presence, providing an expanded product selection of new bridal and fashion-forward Forever One™ jewelry targeted to millennial customers looking for high quality, socially responsible options. We continued the expansion of our omni-channel distribution network, with the addition of several new online marketplaces, including a partnership with Gemvara, a leading online retailer of customizable fine jewelry.”

“From a financial perspective, our performance in the third quarter of 2016 was on track given this transitional period in which we are investing in marketing and product redesign. In the year to date 2016, net sales increased 26%, gross margin percentages expanded by nearly 600 basis points and net loss declined by 55% compared to year to date 2015. As we continue to make progress in our corporate transformation, we believe Charles & Colvard is well positioned for 2017 and beyond,” Ms. Miglucci concluded.

Recent Corporate Highlights:

•	Launched an updated brand platform, delivered an up-market jewelry selection and enhanced the customer buying experience through the redesigned Charles & Colvard website;
•	Expanded product availability with 200+ styles available through multiple online marketplaces;
•	Continued product line expansion and increased customer options with the introduction of Forever One™ in a second quality grade (G-H-I);
•	Extended the robust lifetime guarantee of Charles & Colvard Created Moissanite® gemstones to include protection against usage damage; and
•	Initiated new digital marketing, social media and public relations campaigns to increase market awareness of Charles & Colvard brands, products and marketplaces.

Financial Summary for the Third Quarter 2016:

•	Third quarter 2016 net sales from continuing operations were $5.2 million compared with $5.1 million in the year-ago third quarter, an increase of 2%.
•	Loose jewel net sales from continuing operations were $3.6 million for the quarter, compared with $2.9 million for the year-ago third quarter, an increase of 25%.
•	Finished jewelry net sales from continuing operations were $1.6 million for the quarter, compared with $2.2 million in the year-ago third quarter, a 28% decrease.
•	The Company’s wholesale business net sales increased 7% to $4.2 million, or 80% of net sales for the quarter compared with $3.9 million, or 77% of net sales in the year-ago third quarter.
•	The Company’s direct-to-consumer e-commerce business, charlesandcolvard.com (formerly Moissanite.com), net sales decreased 14% to $1.0 million, or 20% of net sales from the year-ago third quarter when it had net sales of $1.2 million, or 23% of net sales.
•	Operating expenses from continuing operations were $3.1 million for the third quarter of 2016, compared with $2.3 million in the year-ago third quarter.
•	Net loss for the third quarter of 2016 was $1.2 million, or $0.06 per share, compared with a net loss of $2.0 million, or $0.10 per share, in the year-ago third quarter.

Financial Summary for the First Nine Months of 2016:

•	Net sales from continuing operations were $23.1 million for the first nine months of 2016 compared with $18.3 million in the year-ago nine-month period, an increase of 26%.
•	Loose jewel net sales from continuing operations were $18.2 million for the nine months ended September 30, 2016, compared with $10.5 million for the year-ago period, an increase of 74%.
•	Finished jewelry net sales from continuing operations were $4.9 million for the nine months ended September 30, 2016, compared with $7.8 million in the year-ago period, a 37% decrease.
•	The Company’s wholesale business net sales increased 33% to $19.6 million, or 85% of net sales for the nine months ended September 30, 2016, compared with $14.7 million, or 81% of net sales in the year-ago period.
•	The Company’s direct-to-consumer e-commerce business, charlesandcolvard.com, net sales decreased by 1% to $3.5 million, or 15% of net sales, from the year-ago period when it had $3.6 million, or 19% of net sales.
•	Operating expenses from continuing operations were $9.6 million for the first nine months of 2016, compared with $8.5 million for the year-ago period.
•	Net loss for the nine months ended September 30, 2016 was $3.5 million, or $0.17 per share, compared with a net loss of $7.7 million, or $0.38 per share, in the year-ago period.

Financial Position

Cash and liquid investments totaled $9.7 million at September 30, 2016, an increase of $4.4 million from approximately $5.3 million at December 31, 2015. The Company had no debt outstanding as of September 30, 2016. Total inventory was $27.2 million compared with $32.3 million at December 31, 2015.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EDT on Thursday, November 3, 2016. A replay of this conference call will be available until November 10, 2016 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10094633. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://www.charlesandcolvard.com/company/investor-relations/calendar/.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original creator and leading source of Forever Classic™, Forever Brilliant® and Forever One™ moissanite gemstones for fine jewelry. Moissanite is unique, available in three color grades (colorless, near-colorless and faint color) and produced from silicon carbide (SiC) crystals. Charles & Colvard Created Moissanite® is sold with a Certificate of Authenticity and Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, charlesandcolvard.com, LLC, and through third-party marketplaces. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of the raw material; intense competition in the worldwide jewelry industry; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions; risks of conducting business in foreign countries; the risk of disruption of our operations by natural disasters; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the impact of significant changes in e-commerce opportunities, technology, or models; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Kyle Macemore

Chief Financial Officer

919-468-0399

kmacemore@charlesandcolvard.com

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$9,678,329	$5,274,305
Accounts receivable, net	1,946,026	3,852,651
Inventory, net	10,070,966	10,739,798
Prepaid expenses and other assets	839,100	701,105
Assets related to discontinued operations	-	83,000
Total current assets	22,534,421	20,650,859
Long-term assets:
Inventory, net	17,111,073	21,588,622
Property and equipment, net	1,493,287	1,615,683
Intangible assets, net	5,989	71,086
Other assets	163,664	214,588
Total long-term assets	18,774,013	23,489,979
TOTAL ASSETS	$41,308,434	$44,140,838

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,604,625	$3,323,148
Accrued cooperative advertising	9,000	58,000
Accrued expenses and other liabilities	824,948	891,187
Liabilities related to discontinued operations	2,100	349,000
Total current liabilities	4,440,673	4,621,335
Long-term liabilities:
Accrued expenses and other liabilities	625,391	710,223
Accrued income taxes	430,571	420,503
Total long-term liabilities	1,055,962	1,130,726
Total liabilities	5,496,635	5,752,061
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,444,885 and 21,111,585 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	54,243,816	54,240,247
Additional paid-in capital	14,153,203	13,280,920
Accumulated deficit	(32,585,220)	(29,132,390)
Total shareholders’ equity	35,811,799	38,388,777
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,308,434	$44,140,838

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$5,212,973	$5,100,152	$23,133,248	$18,299,773
Costs and expenses:
Cost of goods sold	3,221,007	3,349,062	16,278,989	13,870,543
Sales and marketing	1,891,162	1,166,707	5,222,757	4,312,581
General and administrative	1,244,400	1,162,015	4,380,218	4,219,257
Research and development	-	6,352	2,848	15,456
Total costs and expenses	6,356,569	5,684,136	25,884,812	22,417,837
Loss from operations	(1,143,596)	(583,984)	(2,751,564)	(4,118,064)
Other income (expense):
Interest income	-	-	-	11
Interest expense	(36)	(17)	(1,548)	(801)
Loss on abandonment of property and equipment	(473)	-	(116,021)	-
Gain on sale of long-term assets	-	-	-	125
Total other expense, net	(509)	(17)	(117,569)	(665)
Loss before income taxes from continuing operations	(1,144,105)	(584,001)	(2,869,133)	(4,118,729)
Income tax net expense from continuing operations	(3,325)	(3,243)	(10,068)	(9,579)
Net loss from continuing operations	(1,147,430)	(587,244)	(2,879,201)	(4,128,308)

Discontinued operations:
Loss from discontinued operations	(6,949)	(1,378,837)	(586,027)	(3,564,760)
(Loss) gain on sale of assets from discontinued operations	(3,065)	-	12,398	-

Net loss from discontinued operations	(10,014)	(1,378,837)	(573,629)	(3,564,760)
Net loss	$(1,157,444)	$(1,966,081)	$(3,452,830)	$(7,693,068)

Net loss per common share:
Basic – continuing operations	$(0.06)	$(0.03)	$(0.14)	$(0.20)
Basic – discontinued operations	(0.00)	(0.07)	(0.03)	(0.18)
Basic – total	$(0.06)	$(0.10)	$(0.17)	$(0.38)

Diluted – continuing operations	$(0.06)	$(0.03)	$(0.14)	$(0.20)
Diluted – discontinued operations	(0.00)	(0.07)	(0.03)	(0.18)
Diluted – total	$(0.06)	$(0.10)	$(0.17)	$(0.38)

Weighted average number of shares used in computing net loss per common share:
Basic	20,997,686	20,571,340	20,898,484	20,336,839
Diluted	20,997,686	20,571,340	20,898,484	20,336,839

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,879,201)	$(4,128,308)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	445,576	582,291
Stock-based compensation	829,381	1,090,779
Provision for uncollectible accounts	(60,300)	29,000
Provision for sales returns	(430,000)	(505,000)
Provision for inventory reserves	54,000	213,000
Loss on abandonment of property and equipment	116,021	-
Gain on sale of long-term assets	-	(125)
Changes in operating assets and liabilities:
Accounts receivable	2,396,925	3,126,654
Inventory	5,092,381	4,732,476
Prepaid expenses and other assets, net	(87,071)	(424,879)
Accounts payable	281,477	26,869
Accrued cooperative advertising	(49,000)	(192,000)
Accrued income taxes	10,068	9,579
Accrued expenses and other liabilities	(151,071)	186,931
Net cash provided by operating activities of continuing operations	5,569,186	4,747,267
Net cash used in operating activities of discontinued operations	(1,123,381)	(3,074,095)
Net cash provided by operating activities	4,445,805	1,673,172

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(410,306)	(188,410)
Patent, license rights, and trademark costs	(2,446)	(45,742)
Proceeds from sale of long-term assets	-	175
Net cash used in investing activities of continuing operations	(412,752)	(233,977)
Net cash provided by (used in) investing activities of discontinued operations	368,671	(17,041)
Net cash used in investing activities	(44,081)	(251,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	2,300	172,766
Net cash provided by financing activities of continuing operations	2,300	172,766

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,404,024	1,594,920
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,274,305	4,007,341
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,678,329	$5,602,261

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,548	$801
Cash paid during the period for income taxes	$-	$-